Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-270234) of Dream Finders Homes, Inc. of our report dated June 13, 2024, with respect to the financial statements of Dream Finders Homes 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP
Jacksonville, Florida
June 12, 2025